EXHIBIT 5.1
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RICHARD I. ANSLOW & ASSOCIATES
4400 ROUTE 9 SOUTH, 2ND FLOOR
FREEHOLD, NEW JERSEY 07728
Telephone (732) 409-1212
Facsimile (732) 577-1188
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December 18, 2000
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Combined Opinion and Consent
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Pangea Petroleum Corporation
6776 Southwest Freeway, Suite620
Houston, Texas 77074
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     Re:      Pangea Petroleum Corporation
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Gentlemen:
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We have acted as counsel to Pangea Petroleum Corporation,
a Colorado corporation (the "Company"), in connection
with the preparation and filing with the Securities and
Exchange Commission (the "Commission") under the
Securities Act of 1933 as amended (the "Act") of the
Company's Registration Statement on Form S-8, filed
contemporaneously with the Commission relating to the
registration under the Act of 48,000 shares (the
"Shares") of the Company's Common Stock, $0.001 par value
(the "Common Stock").
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In rendering this opinion, we have reviewed the
Registration Statement on Form S-8, as well as a copy of
the Certificate of Incorporation of the Company, as
amended, and the By-Laws of the Company.  We have also
reviewed such statutes and judicial precedents as we have
deemed relevant and necessary as a basis for the opinion
hereinafter expressed.  In our examination, we have
assumed the genuineness of all signatures, the legal
capacity of natural persons, the authenticity of all
documents submitted to us as originals, the conformity
with, the original documents of all documents submitted
to us as certified or photostatic copies, and the
authenticity of the originals of such copies.
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Based on the foregoing and in reliance thereon, and
subject to the qualifications and limitations set forth
herein, we are of the opinion that:
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(1)     The Company has been duly incorporated and is a
validly existing corporation under the laws of the State
of Colorado;
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(2)     The Shares, when issued in connection with the
agreements (copies annexed to the Registration
Statement), will be legally issued, fully paid and non-
assessable.
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This opinion is limited to the General Corporation Law
and the Constitution of the State of Colorado and we
express no opinion with respect to the laws of any other
jurisdiction. We consent to your filing this opinion with
the Securities and Exchange Commission as an exhibit to
the Registration Statement on Form S-8. This opinion is
not to be used, circulated, quoted or otherwise referred
to for any other purpose without our prior written
consent.
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Very truly yours,
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RICHARD I. ANSLOW & ASSOCIATES
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By: /s/ Richard I. Anslow
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        Richard I. Anslow
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